[*] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

EXHIBIT 10.24

ELAN DRUG DELIVERY, INC.

AND

MAP PHARMACEUTICALS, INC.

SERVICES AGREEMENT

ARTICLE 1	DEFINITIONS AND INTERPRETATION

ARTICLE 2	GENERAL

ARTICLE 3	PROJECT TEAM AND PROJECT MANAGEMENT

ARTICLE 4	MANUFACTURE AND SUPPLY OF CLINICAL BATCHES

ARTICLE 5	PROCESS TRANSFER

ARTICLE 6	PAYMENTS, REPORTS AND AUDITS

ARTICLE 7	TERM AND TERMINATION

ARTICLE 8	CONSEQUENCES OF EXPIRATION OR TERMINATION

ARTICLE 9	WARRANTY AND INDEMNITY

ARTICLE 10	MISCELLANEOUS PROVISIONS

SCHEDULE I	STATEMENT REGARDING RECEIPT OF HIGHLY CONFIDENTIAL INFORMATION

SCHEDULE II	QUALITY AGREEMENT

SCHEDULE III	STERILE BUDESONIDE NCD BULK PRODUCT INTERMEDIATE COMMERCIAL PRICING TABLE

SCHEDULE IV	STERILE BUDESONIDE NCD BULK PRODUCT INTERMEDIATE COMMERCIAL PRICING TABLE FOR PRODUCT INTENDED FOR SAMPLES

[*] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

SERVICES AGREEMENT

This Services Agreement (“Services Agreement”) is made the 3rd day of February 2005 by and between MAP Pharmaceuticals, Inc., a Delaware corporation, having its principal place of business at 2400 Bayshore Parkway, Suite 200, Mountain View, CA 94043, USA (“MAP”) and Elan Drug Delivery, Inc., a Delaware corporation, having its principal place of business at 3500 Horizon Dr., King of Prussia, PA 19406 (“EDDI”).

RECITALS

WHEREAS, On April 9, 2004 MAP, EDDI and EDDI’s Affiliate, Elan Pharma International Limited (“EPIL”), entered into the Former Agreements in which EPIL provided EPIL Intellectual Property license rights and development services to MAP for a product. MAP and EPIL hereby agree to amend the Former Agreements to clarify the scope of the license rights granted to MAP by EPIL to the EPIL Intellectual Property; and

WHEREAS, MAP and EDDI agree to amend the Former Agreements as set forth herein and in the modified License Agreement executed contemporaneously with this Services Agreement.

NOW, THEREFORE, in consideration of the foregoing and the mutual covenants and promises set forth herein, the Parties hereby agree as follows:

ARTICLE 1 DEFINITIONS AND INTERPRETATION

1.1	Definitions

The terms in this Services Agreement with initial letters capitalized, whether used in the singular or plural, shall have the meaning designated below or, if not designated below, the meaning as designated in places throughout this Services Agreement or, if not designated below or in places throughout this Services Agreement, the meaning as designated in the License Agreement.

“Services Agreement” shall mean this services agreement (which expression shall be deemed to include the Recitals and Schedules hereto) which amends certain terms of the Former Agreements.

“CFR” shall mean the US Code of Federal Regulations 21, as amended from time to time.

“Commercially Reasonable Efforts” shall mean those efforts, activities and measures, which a diligent Third Party active in a similar field as the respective Party, would consider to be commercially reasonable, feasible and viable to be performed, undertaken or made in or under the specific circumstances.

“[ * ]” shall have the meaning as such term is defined in [ * ]

“EDDI’s Facility” shall mean 3000 Horizon Drive, King of Prussia, PA 19406, USA or such other facility as EDDI may from time to time specify.

“Effective Date” shall mean February 3, 2005.

[*] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

“Highly Confidential Information” shall mean the information so specified in accordance with Article 10.1.

“License Agreement” shall mean the license agreement dated February 3, 2005 between MAP and EPIL.

“Party” shall mean MAP, EDDI and their Affiliates, and when used in the plural, shall mean MAP, EDDI and their Affiliates, collectively.

“Product(s)” shall mean sterile, aqueous formulations of Compound, [ * ] made using EPIL Intellectual Property, [ * ] (i) a [ * ] (ii) a [ * ] or (iii) any [ * ]

“Product Intermediate(s)” shall mean a sterile, bulk intermediate, aqueous formulation of Compound, [ * ] made using EPIL Intellectual Property, [ * ] (i) a [ * ] (ii) [ * ] or (iii) any [ * ]

“Product Specifications” shall mean the specifications for the Product set by the Parties for the Regulatory Applications and such additional specifications for the Product as may be agreed by the Parties in writing.

“Quality Agreement” shall mean the quality agreement to be negotiated in good faith between the Parties and attached as Schedule 2 hereto.

“Term” shall mean the term of this Services Agreement, as set out in Article 7.

1.2	Interpretation

The provisions of Clause 1.3 of the License Agreement are hereby incorporated by reference to apply to this Services Agreement.

ARTICLE 2    GENERAL

2.1	The Parties wish to enter into this Services Agreement for EDDI to perform certain development activities for a formulation of the Product Intermediate or the manufacture and supply of pre-clinical and clinical supplies of the Product Intermediate or other services as mutually agreed to be performed hereunder. The Parties shall negotiate in good faith a work plan agreed to in writing by both Parties describing the development activities for a formulation of a Product Intermediate, or such other activities as agreed by the Parties, including the Product Specification, timelines and a budget of estimated development costs for a scope of work, such WorkPlan activities to be performed pursuant to the terms as set forth in the Services Agreement for such activities, each of which will be attached as an appendix to this Services Agreement (each, a “WorkPlan”). Each Work Plan shall be signed by a duly authorized representative of each Party. MAP shall not be required to pay for costs that exceed those estimated in the WorkPlan and EDDI shall not be obligated to incur costs that exceed those estimated in the WorkPlan unless agreed to in writing by the Parties prior to initiating such additional work. EDDI and MAP each agree not to deviate from the material terms of the WorkPlan without the prior written consent of the other Party.

(*) Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

2.2	EDDI will use its Commercially Reasonable Efforts to perform the services set forth in the WorkPlan. With respect to any issues that arise, EDDI and MAP shall collaborate in good faith to resolve such issues, particularly with respect to unknown problems or contingencies and shall perform their respective obligations in a commercially reasonable, diligent and workmanlike manner.

2.3	It is hereby acknowledged that there are inherent uncertainties involved in the research, development and manufacture of pharmaceutical products and such uncertainties form part of the business risk involved in undertaking the commercial collaboration outlined in this Services Agreement. Accordingly, [ * ] EDDI shall [ * ] (i) [ * ] (ii) [ * ] (iii) [ * ] or (iv) [ * ]

ARTICLE 3 PROJECT TEAM AND PROJECT MANAGEMENT

3.1	The Parties shall establish a project team (“Project Team”) which consists of personnel from each Party who are appropriately skilled and knowledgeable in relation to the activities under a WorkPlan and who are deemed necessary to accomplish such activities. A representative from MAP shall chair the Project Team. The Parties shall agree upon working rules and a governance structure for the Project Team.

3.2	Unless otherwise agreed by the Parties in the relevant WorkPlan:

3.2.1	the Project Team shall meet at least once each calendar quarter, such meetings to continue until as agreed, alternatively at the offices of EDDI and MAP or via conference call/videoconference;

3.2.2	at and between meetings of the Project Team, each Party shall keep the other fully and regularly informed as to its progress with its respective obligations under this Services Agreement.

3.3	All changes to a WorkPlan must be mutually agreed to in writing by the Parties.

ARTICLE 4 MANUFACTURE AND SUPPLY OF CLINICAL BATCHES

In the event MAP requests EDDI to manufacture and supply clinical supplies of Product Intermediate pursuant to a WorkPlan:

4.1	MAP shall supply to EDDI such quantities of Compound [ * ] as EDDI reasonably requires for the manufacture and supply of Product Intermediate to MAP. MAP shall be responsible for ensuring that EDDI receives delivery of Compound at EDDI’s Facility in sufficient quantities and on time to enable EDDI to meet MAP’s orders for clinical supply.

4.2	EDDI and MAP shall agree upon an appropriate date for the delivery of each batch of Product Intermediate to MAP. For the avoidance of doubt, EDDI will not be required to commence or to continue with the manufacture of any shipment of Product Intermediate in the event that EDDI is not in receipt of sufficient Compound, all Compound information, data and protocols [ * ] in order to manufacture the Product Intermediate.

[*] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

4.3	Except as otherwise agreed between the Parties, delivery of consignments of Compound shall be effected by MAP, [ * ] provided that, title to any Compound supplied to EDDI by MAP shall at all times remain in MAP.

4.4	Except as otherwise agreed between the Parties in writing, delivery of consignments of Product Intermediate shall be effected by EDDI, [ * ]

4.5	All claims for failure of any delivery of any Product Intermediate to conform to the Product Specifications for such Product Intermediate must be made by MAP to EDDI in writing within sixty (60) days following delivery except in the case of latent defects. Claims for latent defects, not discovered during the routine testing protocol (to be agreed by MAP and EDDI) shall be made in writing within thirty (30) days of discovery. Failure to make timely claims in the manner prescribed shall constitute acceptance of the delivery.

4.6	In the event of an unresolved dispute as to conformity of Product Intermediate with the Product Specifications, the Parties shall within thirty (30) days appoint an independent laboratory, mutually acceptable to the Parties, to undertake the relevant testing and its findings shall be conclusive and binding upon the Parties as to responsibility for the costs of any non-conformity of the Product Intermediate. All costs relating to this process shall be borne solely by the unsuccessful Party.

4.7	If Product Intermediate has been delivered and has been shown within the period designated in Clause 4.5 herein not to conform to the Product Specifications, then:

4.7.1	if such non-conformity is the result of the negligent acts or omissions of EDDI, it shall be replaced at the cost of EDDI within ninety (90) days of the receipt by EDDI of notification of non-conformity, provided that MAP shall provide sufficient quantities of Compound [ * ] for such replacement, and EDDI shall also be responsible for all costs incurred by MAP in relation to any testing, handling processing, destruction or return of the non-conforming Product;

4.7.2	if such non-conformity arises from any other cause, MAP shall be required to pay for such Product Intermediate in accordance with the terms hereof, provide sufficient quantities of Compound [ * ] to manufacture replacement Product Intermediate, and bear the cost of manufacturing such replacement and be responsible for all costs incurred by EDDI in relation to any testing, handling processing, destruction or return of the non-conforming Product Intermediate.

ARTICLE 5 PROCESS TRANSFER

In the event EDDI wants to transfer the manufacturing and supply of Product Intermediate to EPIL or its Affiliate’s site, [ * ] and the provisions of this Services Agreement shall apply to EPIL or its Affiliate. Notwithstanding the foregoing, regardless as to which EPIL facility manufactures and supplies Product Intermediate, MAP agrees to continue to be responsible for the supply of Compound [ * ] as reasonably required for the manufacture and supply of Product Intermediate and for its other activities as outlined in Article 4 herein and in the Manufacturing Agreement.

[*] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

ARTICLE 6 PAYMENTS, REPORTS AND AUDITS

6.1	EDDI shall invoice MAP, pursuant to an approved WorkPlan and on a WorkPlan-by-WorkPlan basis, on a monthly basis for all activities when performed hereunder as follows: (i) for any development work, regulatory submissions or pre-clinical and clinical supply testing and release, the fee payable by MAP for such services shall be [ * ]; and (ii) for manufacture of pre-clinical or clinical batches, the fee payable by MAP for such services shall be [ * ] or (b) [ * ] Milling media will be charged at [ * ] Each invoice shall include a reasonably detailed description of the work performed by EDDI during such month. Payment shall be due within thirty (30) days of date of invoicing. For clarification purposes, the [ * ] as set forth in this Clause 6.1 includes [ * ] applied to such [ * ]

6.2	Any income or other taxes which MAP is required by law to pay or withhold on behalf of EDDI with respect to any monies payable to EDDI under this Services Agreement shall be deducted from the amount of such monies due. MAP shall furnish EDDI with proof of such payments. Any such tax required to be paid or withheld shall be an expense of and borne solely by EDDI. MAP shall promptly provide EDDI with a certificate or other documentary evidence to enable EDDI to support a claim for a refund or a foreign tax credit with respect to any such tax so withheld or deducted by MAP. The Parties will cooperate in completing and filing documents required under the provisions of any applicable tax treaty or under any other applicable law, in order to enable MAP to make such payments to EDDI without any deduction or withholding.

6.3	All payments due hereunder shall be made to the designated bank account of EDDI in accordance with such timely written instructions as EDDI shall from time to time provide.

6.4	The provisions of Clauses 6.4 and 6.5 of the License Agreement are hereby incorporated by reference to apply to this Services Agreement.

ARTICLE 7 TERM AND TERMINATION

7.1	This Services Agreement shall be deemed to have come into force on the Effective Date and will expire or terminate on the expiration or termination of the License Agreement (the “Term”). The provisions of Clauses 7.2 and 7.5 of the License Agreement are hereby incorporated by reference and apply to this Services Agreement.

ARTICLE 8 CONSEQUENCES OF EXPIRATION OR TERMINATION

8.1	Upon expiration or termination of this Services Agreement, this Services Agreement shall, subject to the provisions of the License Agreement which survive the expiration or termination and Article 8.2 herein, automatically terminate forthwith and be of no further legal force or effect.

8.2	Upon expiration or termination of this Services Agreement the following shall be the consequences:

[*] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

8.2.1	any sums that were due from MAP to EDDI under the provisions of Article 6 herein or otherwise howsoever prior to the expiration or termination hereof, including non-cancellable costs incurred by EDDI, shall be paid in full within thirty (30) days of expiration or termination of this Services Agreement. In the event of such expiration or termination and MAP has prepaid for any services not yet provided by EDDI, EDDI shall repay to MAP any such excess funds less any non-cancellable costs as set forth above;

8.2.2	the following provisions shall survive any expiration or termination of this Services Agreement: Article 1 to the extent that any definitions are contained within a surviving Article in this Services Agreement, Article 6, Article 8, Articles 9.2 through 9.8 and Articles 10.1, 10.3 and 10.5.

ARTICLE 9 WARRANTY AND INDEMNITY

9.1	Each Party represents and warrants to the other Party as of the Effective Date that it has the right to enter into this Services Agreement.

9.2	In addition to the indemnification obligations set forth in Article 9.5, EDDI shall defend, indemnify and hold harmless MAP against all and any claims, damages, losses, liabilities, settlement amounts and expenses (including reasonable attorneys’ fees) made or brought against MAP by a Third Party insofar as they arise out of or in connection with any material breach by EDDI of any of its representations, warranties or obligations under this Services Agreement.

9.3	In addition to the indemnification obligations set forth in Article 9.4 of the License Agreement, MAP shall defend, indemnify and hold harmless EDDI against all and any claims, damages, losses, liabilities, settlement amounts and expenses (including reasonable attorneys’ fees), made or brought against EDDI by a Third Party insofar as they arise out of or in connection with any material breach by MAP of any of its representations, warranties or obligations under this Services Agreement.

9.4	The provisions of Articles 9.4 and 9.5 of the License Agreement are hereby incorporated by reference to apply to this Services Agreement.

9.5	EXCEPT AS SET FORTH IN THIS ARTICLE 9, ALL REPRESENTATIONS OR WARRANTIES WHETHER EXPRESS OR IMPLIED ARE HEREBY EXPRESSLY DISCLAIMED TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAWS.

9.6	THE MAXIMUM AGGREGATE CUMULATIVE LIABILITY OF EDDI UNDER THIS SERVICES AGREEMENT IN RESPECT OF ANY INDEMNIFICATION OBLIGATION OR OTHERWISE IS SUBJECT TO THE LIMITATIONS SET FORTH IN CLAUSE 9.8 OF THE LICENSE AGREEMENT.

9.7

EXCEPT WITH RESPECT TO THE INDEMNIFICATION FOR THIRD PARTY CLAIMS PROVIDED FOR IN THIS ARTICLE 9, EDDI AND MAP SHALL NOT BE LIABLE TO THE OTHER BY REASON OF ANY REPRESENTATION OR WARRANTY, CONDITION OR OTHER TERM OR ANY DUTY OF COMMON

[*] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

LAW, OR UNDER THE EXPRESS TERMS OF THIS SERVICES AGREEMENT, FOR ANY CONSEQUENTIAL, SPECIAL OR INCIDENTAL OR PUNITIVE LOSS OR DAMAGE (WHETHER FOR LOSS OF CURRENT OR FUTURE PROFITS, LOSS OF ENTERPRISE VALUE OR OTHERWISE) AND WHETHER OCCASIONED BY THE NEGLIGENCE OF THE RESPECTIVE PARTIES, THEIR EMPLOYEES OR AGENTS OR OTHERWISE.

9.8	Where this Services Agreement provides for the indemnification of a Party, such indemnification shall also apply for the benefit of such Party’s Affiliates and the employees, officers, directors and agents of any of them, acting in such capacity. Provided however, for the avoidance of doubt, such indemnification shall not apply for the benefit of a Sublicensee.

ARTICLE 10 MISCELLANEOUS PROVISIONS

10.1	Confidentiality. The provisions of Clause 10.1 (10.1.1 through 10.1.9) of the License Agreement are hereby incorporated by reference to apply to this Services Agreement. In addition, MAP shall be obligated to protect as Highly Confidential Information that Confidential Information which is:

10.1.1	disclosed in a written or other fixed form clearly labeled as “Highly Confidential Information” at the time of disclosure; or

10.1.2	disclosed initially in non-fixed form and identified as Highly Confidential Information at the time of disclosure and, within seven (7) days following the initial disclosure, summarized and designated as Highly Confidential Information in written or other tangible form delivered to MAP.

10.1.3	In addition to those duties imposed in this Article 10.1, with respect to Highly Confidential Information MAP shall:

10.1.3.1	disclose such Highly Confidential Information only to employees on a need-to-know basis;

10.1.3.2	require each employee to [ * ] in substantially the form attached as Schedule 1 herein;

10.1.3.3	not make copies of any disclosure documents containing Highly Confidential Information unless [ * ] and said record is provided promptly to EDDI upon request;

10.1.3.4	retain documents containing Highly Confidential Information [ * ] of [ * ]

10.1.3.5	immediately notify EDDI in writing in the event of loss, theft or disclosure of Highly Confidential Information; and

[*] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

10.1.3.6	treat any modifications, advances, extensions, enhancements, or other changes to Highly Confidential Information made solely by MAP in the same manner as in accordance with the provisions of Schedule 1 herein.

10.2	Subcontracting. EDDI has the right to subcontract to a Third Party work to be performed under this Services Agreement by EDD1 (or its Affiliate as applicable) by prior agreement in writing by MAP under an approved Work Plan. For the purpose of this Article 10.2, the fee charged to MAP for work performed under this Services Agreement by Third Parties shall be [ * ] EDDI, or its Affiliate, as applicable, will cause such Third Party to adhere to the applicable terms of this Services Agreement and any actions by the Third Party, which if performed by EDDI or its Affiliate would be a breach of this Services Agreement, will be deemed to be a breach of the Services Agreement by EDDI, or its Affiliate, as applicable.

10.3	Notices. Any notice to be given under this Services Agreement shall be sent in writing in English by registered or recorded delivery post, reputable overnight courier or fax to:

To EDDI:

Elan Drug Delivery, Inc.

3000 Horizon Drive

King of Prussia, PA 19406

USA

Attn: [ * ]

Fax: [ * ]

With a copy to:

Attn: [ * ]

Fax: [ * ]

To MAP:

MAP Pharmaceuticals, Inc.

2400 Bayshore Parkway, Suite 200

Mountain View, CA 94043

Attn: [ * ]

Fax: [ * ]

or to such other address(es) and fax numbers as may from time to time be notified by either Party to the other hereunder.

Any notice sent by mail shall be deemed to have been delivered within seven (7) working days after despatch or delivery to the relevant courier and any notice sent by fax shall be deemed to have been delivered upon confirmation of receipt. Notice of change of address shall be effective upon receipt.

[*] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

10.4	Commercial Supply. The Manufacturing Agreement to be negotiated in good faith between EDDI’s Affiliate, Elan Pharma International Ltd. (“EPIL”), and MAP regarding the manufacture of commercial supplies of Product Intermediate by EPIL or an Affiliate shall include a provision for EPIL or an Affiliate to manufacture Product Intermediate at prices as set forth in Schedule III.

Further, such Manufacturing Agreement shall include provisions for

(i)	MAP to provide a manufacturing forecast to allow EPIL or its Affiliate to plan for production capacity;

(ii)	If EPIL or its Affiliate is determined to not have been negligent in the production of a failed batch, EPIL or its Affiliate shall take full responsibility for replacing failed batches at its cost, less the cost of any materials supplied by MAP;

(iii)	if EPIL or its Affiliate is determined to have been negligent in the production of a failed batch, EPIL shall take full responsibility for replacing failed batches at its cost including the cost of any materials supplied by MAP;

(iv)	(a) in the event that EPIL, or one of its Affiliates, is unable to deliver to MAP Product Intermediate that meets Product Specifications and such condition continues for a period of [ * ]; or

(b)	in the event neither EPIL nor any of its Affiliates is [ * ]:

then

(A)	EPIL or its Affiliate shall use reasonable efforts to enable MAP itself or assist MAP in qualifying a Sublicensee (subject to the terms of the License Agreement, including Clauses 2.1.1, 2.1.2 and 2.2) as an alternative supplier; and

(B)	the Parties shall negotiate in good faith a manufacturing process transfer agreement (including transfer of relevant manufacturing DMFs specific to the Product Intermediate and right of reference to DMFs covering the general process controlled by EPIL or its Affiliate) providing inter alia that EPIL or its Affiliate agrees to provide reasonable assistance[ * ] to enable MAP or such Sublicensee to manufacture Product Intermediate. MAP agrees that EPIL or its Affiliate will not be responsible for any costs related to enabling MAP or any such Sublicensee to manufacture Product Intermediate. So as not to interrupt Product Intermediate supply, EPIL or its Affiliate shall continue to supply Product Intermediate at prices as set forth in Schedule III until the Sublicensee has been qualified by Regulatory Health Authorities and is manufacturing Product Intermediate;

(v)	EPIL or its Affiliate shall initiate validation of a back-up manufacturing site no later than [ * ]

[*] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

(vi)	The Manufacturing Agreement to be negotiated in good faith between EPIL and MAP shall include a provision for EPIL or an Affiliate to manufacture Product Intermediate, intended by MAP to be distributed as Product samples, at the prices and as set forth in Schedule IV. Regardless as to the number of Product samples that MAP intends to distribute in the Territory, the Parties agree that the maximum amount of Product Intermediate to be manufactured by EPIL pursuant to the prices as set forth in Schedule IV, for the purposes of MAP’s distribution of such Product samples, shall not exceed [ * ] of Compound in a calendar year. EPIL shall have the right to request from MAP verification that no more than the amount of Product Intermediate intended for Product samples was used for such purposes.

10.5	Other Provisions. The provisions of Clause 1 to the extent such definitions are utilized, Clause 3 in its entirety, Clause 7.6, Clauses 10.2 through 10.12 and Clauses 10.14 through 10.15 of the License Agreement are hereby incorporated by reference to apply to this Services Agreement.

SIGNATURE PAGE TO FOLLOW

[*] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

IN WITNESS WHEREOF, each of the Parties have caused this Services Agreement to be executed by their duly authorized representatives.

ELAN DRUG DELIVERY, INC.

By:	/s/ Nancy Neill
Name:	Nancy Neill
Title:	Treasurer

MAP PHARMACEUTICALS, INC.

By:	/s/ Timothy S. Nelson
Name:	Timothy S. Nelson
Title:	President and CEO

[*] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

Schedule I

Statement Regarding Receipt of Highly Confidential Information

Pursuant to the License Agreement dated [date] between Elan Pharma International Limited and MAP Pharmaceuticals, Inc. (the “License Agreement”) and the Services Agreement dated [date] between Elan Drug Delivery, Inc. and MAP Pharmaceuticals, Inc. (the “Services Agreement”) the undersigned recipient of Highly Confidential Information (“Recipient”), makes the following statement in his/her capacity as an employee of MAP Pharmaceuticals, Inc. (“Recipient Company”):

1.	Recipient has been provided with an excerpt of and read and understands the terms and conditions of the confidentiality provisions in the License Agreement and Services Agreement;

2.	Recipient understands that Elan Drug Delivery, Inc. or its Affiliates (“Disclosing Company”) has designated the attached document(s) as its Highly Confidential Information under said confidentiality provisions and, accordingly, places a high degree of economic value in the information contained therein;

3.	Recipient understands that the document(s) and any and all related information learned from discussions with an employee or consultant of the Disclosing Company are not to be disclosed to or discussed with anyone in the Recipient Company who has not also signed a form of this Statement nor to anyone else;

4.	Recipient understands that the Highly Confidential Information is only to be used in connection with the furtherance of the purposes of the License Agreement and Services Agreement;

5.	Recipient agrees not to make copies of the subject document(s) and agrees to use the same only in a designated restricted area; and

6.	Recipient agrees to return document(s) to the securely locked file provided for this purpose in such designated restricted area immediately after use of the same.

This Statement relates to the attached document(s) designated by Disclosing Company as follows:

[Insert as applicable]

Recipient

Name:

Date:

[*] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

SCHEDULE II

Quality Agreement

1.	Scope

This “Quality Agreement” is a required and integral part of the Services Agreement with an effective date of February 3, 2005 (“Services Agreement”) between Elan Drug Delivery, Inc. (“EDDI) and MAP Pharmaceuticals, Inc. (“MAP”).

The Quality Agreement is effective upon final signature “approval, is intended to cover production of Phase I, Phase II and Phase III clinical supplies under the Services Agreement and may be updated from time to time upon written agreement of MAP and EDDI.

2.	Purpose of the Quality Agreement

This Quality Agreement outlines the responsibilities of EDDI and MAP with respect to the quality assurance of the Product Intermediate as referenced in the Services Agreement.

3.	Quality Agreement Specific Information

3.1	Duration

This Quality Agreement commences with the effective date of the Services Agreement and will expire or terminate on the expiration or termination of such Services Agreement.

3.2	Amendment

This Quality Agreement may be modified at any time as necessary with the written consent of both parties. The modified agreement shall be administered through MAP’s and EDDI’s change control process. The updated information will be incorporated into the next revision of the Quality Agreement.

3.3	Confidentiality

The confidentiality provisions as set forth in Article 10 of the Services Agreement shall govern the exchange of the parties confidential information in the Quality Agreement.

(*) Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

3.4	Contacts

3.4.1	MAP

Responsibility	Name / Title	Phone	E-mail
[ * ]	[ * ]	[ * ]	[ * ]
[ * ]	[ * ]	[ * ]	[ * ]
[ * ]	[ * ]	[ * ]	[ * ]

3.4.2	EDDI

Responsibility	Name / Title	Phone	E-mail
[ * ]	[ * ]	[ * ]	[ * ]
[ * ]	[ * ]	[ * ]	[ * ]
[ * ]	[ * ]	[ * ]	[ * ]

4.	Definitions

The terms in this Quality Agreement with initial letters capitalized, whether used in the singular or plural, shall have the meaning designated below or, if not designated below, the meaning as designated in places throughout the Services Agreement or, if not designated below or in places throughout the Services Agreement, the meaning as designated in the License Agreement.

Subcontractor—	A contractor who is used by EDDI to perform tasks as set forth in an approved WorkPlan.

Batch Production Record (BPR)—	The Batch Production Record consists of manufacturing instructions, comparison of manufacturing process outcomes to Product Intermediate Specification, formula, appropriate packaging instruction and exception documentation, such as Non-Conforming Material (NCM), Deviations, Variance Report, and additional documentation which may have been processed as part of the production record of the batch and any other documentation as required by the FDA and European Regulatory Health Authorities.

[*] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

Deviation Report (DR)—	The document used to obtain approvals of either planned or unplanned Deviations, as defined in Section 9 herein, to temporarily modify or to document excursions from operating, manufacturing, testing instructions, target and informational test results, or procedures. The Deviation does not permanently change existing instructions, Device Master Records (DMR), BPRs or procedure; it is intended to be a specific one time use document.

Investigation Report—	Written reports detailing the specifics of an investigation resulting from an exception event. The investigation includes a description of the incident, investigation, conclusions, and corrective action or action plan, if applicable.

Lot Number—	A number issued by EDDI to identify a specific lot or batch of manufactured Product Intermediate.

Material—	All actives, excipients, printed or unprinted commodities which are used during the manufacturing or finishing process of Product Intermediate.

Non-conforming Materials (NCM)—	A form or document used for recording review and disposition of non-conforming materials as approved by the EDDI Materials Review Board. The NCM form or document, when formally approved with appropriate sign-off by the EDDI Material Review Board (MRB), becomes the mechanism for the disposition of that specific lot of material only. Actions taken to investigate the non-conformance and to justify the release of that lot must be fully documented.

Master Batch Production Record—	An approved and controlled document containing complete manufacturing and control instructions, sampling procedures, specifications, special notations and precautions to be followed in the manufacturing of the Product Intermediate.

Reprocessing—	Duplication of a step or steps currently in the manufacturing process in order to bring the Product Intermediate into conformance with the specifications and which will not alter the safety, identity, strength, quality, or purity of such Product Intermediate beyond the established requirements. Reprocessing associated with the Product Intermediate having FDA submission requires MAP’s regulatory affairs department review.

Rework—	Any additional steps taken to process a batch to bring it into conformance with the specifications and which will not alter the safety, identity, strength, quality, or purity of the Product Intermediate beyond the established requirements. All Reworks must be documented per approved Rework documentation requirements and appended to a Deviation.

Product Intermediate Specification—	A list of physical and chemical specifications for a drug in-process and bulk intermediate.

[*] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

Material Specification—	A list of the physical, chemical and microbiological specifications for Materials. It also contains testing instructions that are used to test the Materials.

Standard	Test Method—Describes uniform chemical/physical/mechanical testing procedure and equipment within a laboratory.

cGMP—	The then current regulations set forth in 21 C.F.R. Parts 210-211, 820 and 21 C.F.R. Subchapter C (drugs) quality system regulations and the requirements thereunder imposed by the FDA and, as applicable, the equivalent regulations and requirements in jurisdictions outside the US.

WorkPlan—	a document agreed to in writing by both Parties describing the development activities for a formulation of a Product Intermediate, or such other activities as agreed by the Parties, including the Product Specification (including Product Intermediate Specification), timelines and a budget of estimated development costs for a scope of work, such WorkPlan activities to be performed pursuant to the terms as set forth in the Services Agreement.

5.	Change Control

EDDI shall utilize a documented system of procedures to control the changes to the following:

1-	Materials (raw materials, packaging materials and components)

2-	Test methods and release criteria

3-	Manufacturing production records, processes, and methods

4-	Equipment (production and testing)

5-	Sampling specification (process and plan)

6-	Packaging and labeling specification

7-	Specifications for raw materials and Product Intermediate

Any change in the above listed items shall be reviewed and approved by MAP QA before any change is implemented as per internal EDDI procedure. This applies to manufacturing, finishing, testing, storage, and labeling of the Product Intermediate as well as changes to the Material Specifications for raw materials, intermediates, components, and finished Product Intermediate.

[*] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

Any change that can affect the regulatory status of the Product shall be reviewed and approved by MAP QA prior to implementation. EDDI shall be responsible for making changes to EDDI versions of the Product Intermediate Specifications resulting from changes that have been made by MAP to the specification for the final marketed Product (“Product”) as a result of regulatory submissions. Changes proposed by EDDI as per internal EDDI procedures shall be approved in writing by MAP QA prior to specification change. MAP and EDDI are responsible for obtaining required Regulatory Approvals, as applicable.

Note: Editorial or format changes to applicable specifications, not effecting the scientific or technical content or intent of the specification, will not require approval by MAP.

Changes to raw materials, raw materials suppliers, process changes and modifications to the manufacturing site which impact Product Intermediate or Product shall be reviewed and approved by MAP QA prior to implementation of the change.

6.	Materials

EDDI shall sample and retain sufficient amounts of all materials, except water, compressed gases and any highly volatile compounds and those that are not stable as outlined in the WorkPlan.

Purchasing and receiving of the materials—All materials for use in manufacturing of the Product Intermediate shall be purchased from approved EDDI suppliers. All materials (MAP supplied or EDDI purchased materials) shall be received, inspected, tested, stored, and handled in accordance with EDDI’s approved procedure.

EDDI shall maintain an approved supplier’s list which MAP may review. MAP’s approval is required for any supplier change for materials used in/for the Product Intermediate. EDDI shall provide the material/service name, supplier name, manufacturing location, and EDDI’s audit summary to MAP upon written request.

MAP is responsible for release of MAP supplied materials. Documentation of this release must accompany material and EDDI will perform identity test on incoming receipt of material. MAP will inform EDDI of any change in the specifications of any raw material provided by MAP to EDDI.

Storage of the materials—	Under no circumstances shall any materials, which may present a potential hazard to the raw materials utilized in the manufacture of the Product Intermediate be stored in a manner that would allow for cross-contamination. Examples include: antibiotics, hormones, cytotoxic compounds, highly potent drugs, biological preparations or non-pharmaceuticals chemicals. If such materials are stored in the same facility, EDDI must agree to their separation and segregation as per EDDI’s internal procedures.

[*] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

7.	Manufacturing and Packaging of the Product Intermediate

The manufacturing and packaging of the Product Intermediate shall be done in accordance with the approved WorkPlan and Master Batch Production Record which will be maintained on site at EDDI’s facility and any changes to the Master Batch Production Record shall be sent to, reviewed and approved by MAP QA.

Note:    If electronic records and signatures are used to document a process, it shall be compliant with 21 CFR part 11.

MAP and EDDI shall agree on the in-process and final specifications, including acceptance criteria for required tests.

Manufacturing of the Product Intermediate—When manufacturing Product Intermediate, EDDI will follow internal procedures to ensure no potential for cross contamination exists.

The manufacturing and packaging of the Product Intermediate by EDDI must comply with the Material Specifications and Product Intermediate Specifications supplied by MAP, with cGMPs and with any other applicable regulatory requirements. EDDI shall prepare documentation for each batch of the Product Intermediate manufactured. This complete documentation must be readily accessible for review and inspection by MAP QA, FDA, and European Regulatory Health Authorities upon request as agreed upon by the parties in the Services Agreement and the License Agreement.

EDDI shall keep all in-process and finished Product Intermediate production records and associated documents generated during production process, physically and logically in the case of computer records, segregated from all other materials and records not related to MAP manufacturing. EDDI must have changeover procedures which shall be implemented every time before and after manufacturing of the Product Intermediate. All manufacturing equipment used for production of MAP materials shall have maintenance, calibration, operation and cleaning verification procedures in place. All test equipment used for production of MAP materials shall have maintenance, calibration and operation verification procedures in place.

Manufacturing equipment [ * ] used only for the manufacturing of the Product Intermediate.

EDDI shall maintain the operation of the EDDI Facility in full compliance with all applicable cGMP regulations and corresponding regulations of the FDA and European Regulatory Health Authorities.

EDDI shall ensure that all personnel engaged in the manufacturing of the Product Intermediate have the education, training, and experience necessary to perform tasks

(*) Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

related to the Product Intermediate. Training records shall be available to MAP upon request during an audit.

Storage of the Product Intermediate—	Product Intermediate will be stored appropriately as per EDDI’s internal procedures.

8.	Inspection, Testing, and Release of the Product Intermediate

The inspection and testing of the Product Intermediate shall be carried out by EDDI and shall be appropriately documented. MAP, at its own expense, reserves the right to inspect and test all batches of the Product Intermediate manufactured by EDDI, prior to MAP release and distribution. EDDI will report internal test results on EDDI Certificate of Analysis (COA).

Each lot of the Product Intermediate manufactured or packaged by EDDI shall be sampled and tested in accordance with approved EDDI’s procedure. A COA or equivalent shall be generated upon completion of all testing requirements, containing the name and batch number of product tested, acceptance criteria, and the test results. A Materials Safety Data Sheet (MSDS) prepared by EDDI per Department of Transportation (DOT) requirement and approved by MAP in writing shall accompany each lot of Product Intermediate shipped out.

The COA and MSDS shall be provided to MAP for review. The Batch Production Record will be available for MAP QA review on-site at EDDI’s facility. Copies of redacted Batch Production Records shall be sent to MAP upon completion of its review by EDDI QA. Such Batch Production Records may be redacted to remove all reference to EDDI’s Highly Confidential Information that references the process of applying NanoCrystal® Technology to the Compound. EDDI will release the Product Intermediate to MAP.

MAP QA is responsible for reviewing the completed BPR on site at EDDI for that lot, along with supplied COA and MSDS and release the Product Intermediate for further manufacturing or for distribution.

9.	Notification and Approval of Deviations and Non-conformance

Deviation—

EDDI must notify MAP in writing within two (2) working days from the observation of a Deviation from stated procedure or stated specifications which has product impact. A “Deviation” is defined as any manufacturing, packaging, labeling, or testing Deviation that does affect the quality, safety or efficacy of the Product Intermediate. All Deviations shall be investigated and fully documented by EDDI. The Deviation Report and Investigation Report shall be retained as part of the batch documentation for the batch affected. When deemed necessary, MAP

[*] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

reserves the right to request additional or more in-depth investigation of the Deviation by EDDI. MAP’s approval shall be obtained in writing (fax or mail) for any Deviation (planned or unplanned) impacting regulatory status or regulatory filing.

Note: Reprocessing and Rework are considered significant Deviations.

Non-Conformance—EDDI must immediately conduct investigation per EDDI’s internal procedure. EDDI shall also immediately notify MAP in writing of materials, components, or products, specifically purchased for use in the Product Intermediate, that do not meet specifications.

Materials or products not meeting established specifications shall be handled as nonconformances and documented as such, per EDDI approved procedure. Action taken to investigate the nonconformance must be fully documented by EDDI and forwarded to MAP QA for review and MAP will provide written approval.

EDDI shall promptly implement the approved corrective action and preventive action plan to remedy the deficiency that caused the nonconformance.

10.	Release and Shipment of the Product Intermediate

The final release of the Product Intermediate (cGMP lots) is the responsibility of MAP. EDDI is responsible for releasing the Product Intermediate (COC, COA) to MAP and holding the Product Intermediate until it is released by MAP. MAP shall issue a Certificate of Release (COR) to EDDI. Shipment of the Product Intermediate to any destination requires that such Product Intermediate be fully released by MAP unless prior approval in writing has been received from MAP to perform such shipments.

11.	Retained Samples of the Product Intermediate

EDDI shall store retained samples for all products, as outlined in the WorkPlan, unless otherwise agreed. These retained samples shall include the internal reference samples and regulatory reference samples. The amount of retained samples shall be specified by MAP and provided to EDDI and shall be recorded on the Batch Production Record. EDDI shall store the retained samples under the appropriate label storage condition and in a secure area for a period of time as defined by MAP as outlined in the WorkPlan.

12.	Storage of the Product Intermediate

EDDI shall store the Product Intermediate under appropriate label storage conditions and in a secure area. EDDI shall comply with any special storage condition.

[*] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

If particulate and microbial/sterility level controls are required for the Product Intermediate or Product, then the facilities used for production and packaging of the Product Intermediate shall be monitored for these factors, as outlined in the WorkPlan. EDDI is responsible for the establishment and institution of a monitoring program to assure that the Product Intermediate will meet the Material Specifications, and shall provide MAP QA with access to the records obtained from this monitoring program.

13.	Stability Study Activities

EDDI is responsible for preparing a stability study program as outlined in the WorkPlan. The stability study protocols shall be prepared by EDDI and MAP will provide written approval to EDDI prior to implementation. EDDI shall supply stability study reports as per EDDI internal procedures.

The updating of stability information to regulatory documents for the Product Intermediate is the responsibility of MAP and EDDI as applicable. All stability related activities under the responsibility of EDDI shall be completed in a timely manner.

14.	Validation and Qualification

In accordance with EDDI internal procedure the applicable equipment, analytical and control procedures (including cleaning procedures where applicable) shall be validated and/or qualified, as applicable, by EDDI for the facility intended for use for production of the Product Intermediate.

EDDI is responsible for calibration and maintenance of equipment, automated system and facilities.

EDDI will determine the scope of test methodology validation required, in accordance with internal EDDI procedures and applicable regulatory guidelines. For those procedures which appear in the current USP/NF or other recognized standard references, there shall be a statement indicating the reference. For those test methods developed by EDDI, documentation supporting the test method shall be provided to MAP QA, on-site at EDDI’s Facility. For test methods developed by MAP, MAP shall supply EDDI with the supporting documentation with retaining exclusive rights to MAP.

For Phase III supplies, all validation protocols used for validating Product Intermediate processes (production and testing) and equipment shall be prepared by EDDI per EDDI internal procedures. Validation protocols for validating Product Intermediate processes shall be reviewed and approved by MAP QA and EDDI prior to implementation.

A summary report of process validation for such Phase III supplies shall be provided to MAP and the approved validation protocol, related validation and qualification

[*] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

documents and final reports for such cGMP supplies shall be maintained by EDDI, including in its DMF as required by regulatory authorities. Use of Phase III supplies need to be determined prior to manufacturing to determine if validation is needed.

15.	Audits and Inspection of EDDI’s Facility and the Product Intermediate

EDDI is responsible for notifying MAP in writing of any inspection or action by any RHA or enforcement bodies, which are directly related to the Product Intermediate. EDDI shall provide MAP with a written summary of all such regulatory audits within seven (7) days.

MAP reserves the right to audit EDDI’s Facility and systems, as they relate to manufacturing and control of the Product Intermediate, with the exception of information and operations which constitute EDDI’s trade secrets and Highly Confidential Information. These audits may be performed on a periodic basis, not more than once per year unless there is cause, at times mutually agreed upon by MAP and EDDI. Audit attendance is limited to two (2) auditors from MAP.

The right to audit will also cover any subcontractors utilized by EDDI. MAP QA reserves the right to be on-site (at EDDI’s facility) during the manufacture of the Product Intermediate and during the inspection of the Product Intermediate by any regulatory agencies. EDDI shall respond to, and forward all responses to the observations generated during MAP’s audit within thirty (30) working days from their issuance. EDDI shall comply with all applicable Federal, State, and Local laws and regulations.

16.	Use of Subcontractors

EDDI is [ * ] However, the subcontractor shall be [ * ] A summary of the audit or qualification procedure shall be [ * ]

17.	Reprocessing and Rework

Reprocessing and Rework activities can only be performed per mutual agreement between EDDI and MAP. Reprocessing and Rework procedure must be established to define the process.

If the Product Intermediate has a filed IND or NDA or equivalent, Reprocessing parameters must be developed and submitted to MAP for regulatory submissions, prior to approval.

Reprocessing or Rework of Material or the Product Intermediate must be documented with reasons and justifications for Reprocessing.

[*] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

18.	Shipping Instruction

EDDI is responsible for control and coordination of all shipping activities as specified by MAP and per approved EDDI procedure. All shipping records shall be maintained with the batch production records.

19.	Records and Distributions

MAP shall be on the distribution list for all Product Intermediate related documents as set forth in the Services Agreement and the License Agreement. Likewise, EDDI will receive copies of the product release and stability specifications to maintain consistency in the documentation supporting the Product Intermediate.

Batch Production Records (BPR)—Completed BPR shall be reviewed by EDDI’s QA and maintained on-site by EDDI’s Quality Assurance department. Completed BPR shall be available for inspection and review by MAP QA and its agents. Copies of redacted Batch Production Records shall be sent to MAP upon completion of its review by EDDI QA, unless otherwise agreed. Batch Production Records will be redacted to remove all reference to EDDI’s Highly Confidential Information that references the process of applying NanoCrystal® Technology to the Compound.

Production Specifications—The production specifications are controlled documents, which specify the manufacturing and finishing instructions, and related bill of materials used in the production process. Production Specifications are developed and approved by MAP and EDDI.

Testing and Sampling Specifications—The Testing and Sampling Specifications are controlled documents, which specify the testing procedure and the sampling instructions necessary to evaluate a Material or the Product Intermediate against applicable acceptance and release requirements within EDDI’s facility and laboratories. Testing and Sampling Specifications for the Product Intermediate and the Material are developed by EDDI and approved by MAP and EDDI.

Packaging and Labeling Specifications—Packaging and Labeling Specifications shall be developed and approved by MAP and EDDI as part of the Batch Production Record.

Record Retention Period—EDDI shall retain all documents pertaining to the testing of the raw materials, packaging components, labeling, testing, manufacturing, and packaging of finished Product Intermediate for [ * ] of the finished Product Intermediate or per EDDI internal procedure, whichever is longer. Prior to destroying any documents, EDDI shall contact MAP as to the disposition of them. MAP may request the documents be forwarded to them or may approve their destruction.

[*] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

20.	Compliance and Regulatory Responsibilities

EDDI warrants that it will not employ persons debarred pursuant to sections 306(a) and (b) of the Federal Food, Drug, and Cosmetic Act (21 U.S.C. 335a).

GMP Compliance—EDDI is responsible to comply with all United States Federal and State regulations and operate the facility under U.S. current Good Manufacturing Practices (cGMP) and all applicable local and national GMP laws and regulations.

Compendial Compliance—Compliance to compendial requirements is the responsibility of both MAP Pharmaceuticals and EDDI.

Regulatory Filing Responsibility—MAP is the owner of the Product Intermediate and is responsible for submitting the annual reports and any other regulatory filing. During the PreApproval Inspection (PAI) of EDDI’s Facility, representatives from MAP shall be present on site.

Elan Drug Delivery, Inc.

Accepted by:	/s/ David A. Czekai
Name:	David A. Czekai
Title:	Vice President & General Manager
Date:	15-July-2005

MAP Pharmaceuticals, Inc.

Accepted by:	/s/ Timothy S. Nelson
Name:	Timothy S. Nelson
Title:	President and CEO
Date:	15-July-2005

[*] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

SCHEDULE III

Sterile Budesonide NCD Bulk Product Intermediate Commercial

Pricing Table ($/kg API as processed into Product Intermediate)

APIx/yr (kg)	[ * ] Batch Size	[ * ] Batch Size	[ * ] Batch Size	[ * ] Batch Size
[ * ]	[ * ]	[ * ]	[ * ]	[ * ]
[ * ]	[ * ]	[ * ]	[ * ]	[ * ]
[ * ]	[ * ]	[ * ]	[ * ]	[ * ]
[ * ]	[ * ]	[ * ]	[ * ]	[ * ]
[ * ]	[ * ]	[ * ]	[ * ]	[ * ]
[ * ]	[ * ]	[ * ]	[ * ]	[ * ]
[ * ]	[ * ]	[ * ]	[ * ]	[ * ]
[ * ]	[ * ]	[ * ]	[ * ]	[ * ]
[ * ]	[ * ]	[ * ]	[ * ]	[ * ]

*	Steroid Budesonide (Compound)

•

Prices reflect cost per [ * ] budesonide Active Pharmaceutical Ingredient (“API”) based on MAP projections for a calendar year pursuant to the terms and conditions as set forth in the Manufacturing Agreement and total orders actually placed and manufactured within such calendar year.

•	Prices apply to Sterile Budesonide NCD Bulk Product Intermediate supplied over a feasible range of [ * ]

•	Prices are based upon API [ * ]

[*] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

•

The Batch Size price as set forth in this table is determined on the Batch Size ordered by MAP subject to regulatory limitations. For purposes of clarification, if MAP orders the processing of [ * ] then MAP will be [ * ]

•	Upon the [ * ] the prices as set forth in this table are [ * ] For purposes of clarification, if the [ * ]

[*] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

SCHEDULE IV

Sterile Budesonide NCD Bulk Product Intermediate Commercial

Pricing Table for Product Intended for Samples ($/kg API as processed into Product Intermediate)

API*/yr (kg)	[ * ] Batch Size	[ * ] Batch Size	[ * ] Batch Size	[ * ] Batch Size

[ * ]	[ * ]	[ * ]	[ * ]	[ * ]

* Steroid Budesonide (Compound)

•	Prices apply to Sterile Budesonide NCD Bulk Product Intermediate supplied [ * ]

•	Prices are based upon API batch sizes as manufactured and [ * ]

•	The Batch Size price as set forth in this table is determined on the Batch Size ordered by MAP [ * ] For purposes of clarification, [ * ]

•	Upon the [ * ] the prices as set forth in this table are [ * ] For purposes of clarification, if the [ * ]

[*] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

WORKPLAN #1

[ * ]

(*) Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

WORKPLAN #1

[ * ]

[*] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

WORKPLAN #1

[ * ]

[*] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

WORKPLAN #1

[ * ]

[*] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

WORKPLAN #1

[ * ]

[*] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

ELAN LOGO

WORKPLAN #1

VERSION #1—February 3, 2005

The activities as set forth in WorkPlan #1 Ver. #1 are governed by the terms and conditions of the Services Agreement entered into by MAP and EDDI dated February 3, 2005.

IN WITNESS WHEREOF, each of the parties have caused this WorkPlan #1 Ver. #1 to be executed by their duly authorized representatives.

ELAN DRUG DELIVERY, INC.

By:	/s/ David A. Czekai
Title:	VP & General Manager

ELAN

Legal

Approved

MAP PHARMACEUTICALS, INC.

By:	/s/ Timothy S. Nelson
Title:	President and CEO

[*] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.